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                                                                    Exhibit 24.2

                                Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS that the individual whose signature appears below hereby constitutes and appoints each of Dr. Boaz Eitan, Kobi Rozengarten and Igal Shany, and each of them severally, acting alone and without the others, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, with full powers to each of them to sign for such individual, in the name and in the capacities indicated below, the Registration Statement on Form F-1 of Saifun Semiconductors Ltd. (the "Registrant") filed with the Securities and Exchange Commission on March 8, 2006, and any and all amendments to said Registration Statement (including post-effective amendments), and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as each of them, might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.


/s/ Ida Keidar-Malits
-------------------------------------
Ida Keidar-Malits

Date: March 21, 2006